UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 14, 2018

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

215 North Jefferson, Box 591, Ossian, Indiana	46777
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation

On June 28, 2018, our board of directors and the stockholders holding approximately 64.94% of our outstanding shares of common stock executed a written consent in lieu of a meeting of the stockholders pursuant to which such stockholders approved certain amendments to our articles of incorporation, as described below, to be effective upon the date that is 20 days after the mailing of a definitive Schedule 14C information statement to our stockholders as of such date. As of August 14, 2018, the 20-day waiting period on which we could file the amendment expired, and on August 15, 2018, we filed a Certificate of Amendment with the Secretary of State of the State of Nevada, and it was formally accepted on September 12, 2018.

The Certificate of Amendment to our articles of incorporation comprised the following amendments:

•	we increased the number of authorized shares of common stock from 75,000,000 shares to 500,000,000 shares;

•

we added a class of blank check preferred stock comprising 10,000,000 shares, which shares can be issued at the discretion of the board of directors, for any proper corporate purpose, without further action by the stockholders; and

•	we updated provisions relating to the indemnification of our officers and directors and to limit the liability of our officers and directors to the fullest extent provided by Nevada law.

The above description of the amendments to our articles of incorporation is qualified in its entirety by the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Amendment and Restatement of Bylaws

On August 14, 2018, the board of directors of Success Entertainment International Group, Inc., a Nevada corporation (the “Company”). approved amended and restated bylaws of the Corporation (the “Amended and Restated Bylaws”), which were effective immediately upon approval by the Board and which supersede and replace the existing bylaws (the “Prior Bylaws”) of the Company. A copy of the Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.2.

The following discussion briefly summarizes some of the significant differences between the Prior Bylaws and the Amended and Restated Bylaws.

Special Meetings of the Stockholders. The Prior Bylaws provide that special meetings of the stockholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors. The Amended and Restated Bylaws provide that (i) special meetings of the stockholders may be called only by a majority of the “Whole Board,” which means a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships and (ii) no business may be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting or matters incident to the conduct of the meeting as the presiding officer of the meeting shall determine to be appropriate.

Notice of Meetings; Waiver of Notice. The Prior Bylaws provide that a notice convening an annual or special meeting of stockholder must be faxed, personally delivered or mailed postage prepaid to each shareholder of the Corporation entitled to vote at the meeting. The Amended and Restated Bylaws provide that, in addition to personal delivery, notices of stockholders meetings may be delivered by electronic transmission, if such forms of transmission are consented to in writing by the stockholder receiving such electronically transmitted notice, including (i) by facsimile when directed to a number consented to by the stockholder to receive notice, (ii) by e-mail when directed to an e-mail address consented to by the stockholder to receive notice, (iii) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other electronic transmission as consented to by and when directed to the stockholder.

2

Organization (of stockholders meetings). The Prior Bylaws do not address the organization of stockholders meetings. The Amended and Restated Bylaws provide that, among other things, in the course of a stockholders meeting, only such persons who are nominated in accordance with the procedures set forth in other sections of the Amended and Restated Bylaws are eligible to be elected at any meeting of stockholders to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in other sections of the Amended and Restated Bylaws and that no other business may be conducted.

Director Nominations and Business Conducted at Meetings of Stockholders. The Prior Bylaws do not address notice and information requirements for stockholders to nominate a candidate for election as a director or to propose other business at a stockholder meeting. The Amended and Restated Bylaws implement advance notice provisions with respect to director nominations and business to be considered at annual and special meetings of stockholders, including that, among other things, require stockholders who wish to nominate a director for election at a meeting of stockholders or present other business for consideration of the stockholders at a meeting to provide written notice to the Company at its principal offices in advance of the meeting and during the time periods specified in the Amended and Restated By-Laws (generally, for nominations or other business at annual meetings, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). The written notice must contain the information regarding the stockholder making the nomination or request, the nominee(s) or other business intended to be presented at the meeting and the other matters set forth in Section 2.13 of the Amended and Restated By-Laws.

Meetings Through Electronic Communications. The Prior Bylaws do not address the manner in which meetings of stockholders may be held. The Amended and Restated By-Laws provide that stockholders may participate in a meeting of the stockholders by any means of electronic communications, videoconferencing, teleconferencing or other available technology permitted under the Nevada Revised Statutes (“NRS”).

Number, Term, Election and Qualifications (of Directors). The Prior Bylaws provide, with respect to the number, term, election and qualifications of directors, among other things, that (i) a casual vacancy occurring in the Board may be filled by the remaining Directors, and (ii) between successive annual meetings, the Directors have the power to appoint one or more additional Directors but not more than 1/2 of the number of Directors fixed at the last shareholder meeting at which Directors were elected. The Amended and Restated By-Laws provide, among other things, that (i) a vacancy on the board of directors may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders of the Corporation and (ii) do not address the number of new directorships that may be created.

Removal of Directors. The Prior Bylaws provide one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose. The Amended and Restated By-Laws provide that subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least sixty-six and two thirds percent (66⅔%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

Special Meetings (of Directors). The Prior Bylaws do not address the manner in which special meetings of stockholders may be called and held. The Amended and Restated By-Laws provide that special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer and shall be called by the Secretary if requested by a majority of the Whole Board.

3

Officers (titles and duties). The Prior Bylaws reference the titles of the officers the Company is required to have but do not address the duties of the officers of the Company. The Amended and Restated Bylaws set forth the list of officers that may be appointed by the Board of Directors and their respective duties.

Conflict of Interest (of officers). The Prior Bylaws provide that each officer who holds another office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his or her duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict and abstain from voting with respect to any resolution in which the officer has a personal interest. The Amended and Restated Bylaws do not address the obligations of officers who may be subject to conflicts of interest to disclose such conflicts to the Company.

Disclosure of Interest of Directors. The Prior Bylaws provide that a director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Company or that might otherwise have a conflict of interest with respect to a transaction in which the Company may engage must disclose the nature of such interest to the Company and that such director shall not vote in respect of a contract or transaction with the Company in which he is interested and if he does so his or her vote will not be counted, but he will be counted in the quorum present at the meeting at which the vote is taken. The Amended and Restated Bylaws do not address the obligations of directors who may be subject to conflicts of interest to disclose such conflicts to the Company.

Indemnification. The Prior Bylaws provide for indemnification of directors, officers employees and agents of the Company and any person who had formerly served in such capacity. The Amended and Restated By-Laws also provide that the Company is required to indemnify all of such persons to the fullest extent permitted by Nevada law and that any repeal or amendment of the indemnification provisions of the Amended and Restated Bylaws which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

The above description of the changes effected by the Amended and Restated Bylaws is qualified in its entirety by the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits

3.1	Amendment to Articles of Incorporation

3.2	Amended and Restated Bylaws

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2018	By:	/s/ Brian Kistler
Brian Kistler
President

5